Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FOURTH QUARTER 2021

EARNINGS PER DILUTED SHARE OF $2.41

QUARTERLY CASH DIVIDEND TO INCREASE 50.0% TO $0.30 PER SHARE

THOMASVILLE, N.C. – (February 2, 2022) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2021.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2021	2020	% Chg.	2021	2020	% Chg.
Total revenue	$1,410,358	$1,073,389	31.4%	$5,256,328	$4,015,129	30.9%
LTL services revenue	$1,389,776	$1,057,914	31.4%	$5,177,497	$3,961,054	30.7%
Other services revenue	$20,582	$15,475	33.0%	$78,831	$54,075	45.8%
Operating income	$372,491	$254,302	46.5%	$1,391,602	$906,882	53.4%
Operating ratio	73.6%	76.3%		73.5%	77.4%
Net income	$278,806	$189,832	46.9%	$1,034,375	$672,682	53.8%
Diluted earnings per share	$2.41	$1.61	49.7%	$8.89	$5.68	56.5%
Diluted weighted average shares outstanding	115,681	117,887	(1.9)%	116,410	118,493	(1.8)%

Greg C. Gantt, President and Chief Executive Officer of Old Dominion, commented, “The strength of Old Dominion’s fourth quarter financial performance resulted in new Company records for annual revenue and profitability. Our financial results for the quarter – and the year – continue to reflect the consistent execution of our long-term strategic plan. As part of this plan, we focus on providing superior service at a fair price while also consistently investing in our capacity to support anticipated growth in future periods. Our ability to consistently deliver this high-quality service and capacity, coupled with a positive domestic economy, has driven strong customer demand for our service offerings. We do not expect any near-term changes in our customer demand trends and believe our service and capacity advantages will continue to support our ability to win additional market share throughout 2022.

“Our revenue growth for the fourth quarter was primarily due to a 16.1% increase in LTL revenue per hundredweight and a 14.3% increase in LTL tons per day. The increase in our LTL tons included a 17.5% increase in LTL shipments per day that was partially offset by a 2.7% decrease in LTL weight per shipment. Our LTL revenue per hundredweight, excluding fuel surcharges, increased 9.2% and benefited from the decrease in our weight per shipment as well as the 1.8% increase in our average length of haul, as the changes to each of these metrics generally had the effect of increasing our reported yields. The increase in LTL revenue per hundredweight also reflects the success of our long-term pricing strategy, which is to consistently improve the profitability of each customer account by increasing our yields to both offset cost inflation and support further investments in capacity and technology.

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ODFL Reports Fourth-Quarter Financial Results

February 2, 2022

“Our operating ratio improved 270 basis points to 73.6% for the fourth quarter of 2021. This improvement was driven by our quality revenue growth and the efficiency of our operations. As a result, we improved both our direct operating costs and total overhead costs as a percent of revenue during the fourth quarter. Our salaries, wages and benefit costs as a percent of revenue improved to 46.9% from 50.7% in the fourth quarter of 2020, which more than offset the increases in expense for both operating supplies and purchased transportation. Our average number of full-time employees increased 20.3% during the fourth quarter, and we intend to hire additional employees in 2022 to support our anticipated growth. In addition, we expect to continue to utilize purchased transportation to support the capacity of both our people and our fleet during 2022.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $340.0 million for the fourth quarter of 2021 and $1.2 billion for the year. The Company had $462.6 million in cash and cash equivalents at December 31, 2021.

Capital expenditures were $165.4 million for the fourth quarter of 2021 and $550.1 million for the year. The Company expects its aggregate capital expenditures for 2022 to total approximately $825 million, including planned expenditures of $300 million for real estate and service center expansion projects; $485 million for tractors and trailers; and $40 million for information technology and other assets.

Old Dominion paid $23.0 million in cash dividends in the fourth quarter of 2021. The Company did not utilize cash for share repurchases during the fourth quarter of 2021, although the $250.0 million accelerated share repurchase program that we entered into on August 26, 2021 remained active. The Company utilized $691.4 million of cash for its shareholder return programs during 2021, which consisted of $599.0 million of share repurchases and $92.4 million of cash dividends.

Increase to Quarterly Cash Dividend

The Company’s Board of Directors has declared a first-quarter dividend of $0.30 per share, payable on March 16, 2022, to shareholders of record at the close of business on March 2, 2022. This dividend represents a 50.0% increase to the quarterly cash dividend paid in the first quarter of 2021.

Summary

Mr. Gantt concluded, “Old Dominion’s operating and financial performance during 2021 included new Company records that were driven by the consistent and disciplined execution of our long-term strategic plan. We created value for our customers by delivering best-in-class service and offering capacity at a time when it was generally limited in our industry. As a result, we believe we strengthened our value proposition and increased our ability to win further market share in the future. To sustain the existing momentum in our business, we intend to continue investing in service center capacity, our fleet, our technologies and, most importantly, our OD Family of employees. Our team is encouraged by the opportunities ahead, and we are confident that the continued execution of our strategic plan will produce further profitable growth and increased shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through February 9, 2022, at (877) 344-7529, Access Code 4631573.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) various risks related to public health epidemics, pandemics and similar outbreaks, including the continuing impact of the COVID-19

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ODFL Reports Fourth-Quarter Financial Results

February 2, 2022

pandemic; (3) changes in our relationships with significant customers; (4) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (5) the availability and cost of new equipment, including regulatory changes and supply constraints that could impact the cost of these assets; (6) the availability and cost of third-party transportation used to supplement our workforce and equipment needs; (7) the availability and price of diesel fuel and our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (8) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (9) the availability and cost of capital for our significant ongoing cash requirements; (10) decreases in demand for, and the value of, used equipment; (11) our ability to successfully consummate and integrate acquisitions; (12) the costs and potential liabilities related to our international business relationships; (13) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (14) the competitive environment with respect to our industry, including pricing pressures; (15) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (16) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (17) increases in the cost of employee compensation and benefit packages used to attract and retain qualified employees, including drivers and maintenance technicians, in order to meet freight demand and maintain our customer relationships; (18) our ability to retain our key employees and continue to effectively execute our succession plan; (19) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (20) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (21) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (22) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”) could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (23) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (24) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (25) the effects of legal, regulatory or market responses to climate change concerns; (26) the increase in costs associated with healthcare legislation and other mandated benefits; (27) the costs and potential liabilities related to litigation and governmental proceedings, inquiries, notices or investigations; (28) the impact of changes in tax laws, rates, guidance and interpretations; (29) the concentration of our stock ownership with the Congdon family; (30) the ability or the failure to declare future cash dividends; (31) fluctuations in the amount and frequency of our stock repurchases; (32) volatility in the market value of our common stock; (33) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (34) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is one of the largest North American less-than-truckload (“LTL”) motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Fourth-Quarter Financial Results

February 2, 2022

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2021		2020		2021		2020
Revenue	$1,410,358	100.0%	$1,073,389	100.0%	$5,256,328	100.0%	$4,015,129	100.0%

Operating expenses:
Salaries, wages & benefits	661,123	46.9%	543,847	50.7%	2,467,985	47.0%	2,053,894	51.2%
Operating supplies & expenses	159,373	11.3%	100,057	9.3%	567,615	10.8%	373,431	9.3%
General supplies & expenses	33,152	2.4%	23,407	2.2%	136,059	2.6%	110,279	2.7%
Operating taxes & licenses	34,902	2.5%	30,663	2.8%	133,452	2.5%	116,943	2.9%
Insurance & claims	9,970	0.7%	9,783	0.9%	53,549	1.0%	42,364	1.1%
Communications & utilities	8,825	0.6%	8,467	0.8%	34,149	0.7%	31,542	0.8%
Depreciation & amortization	66,789	4.7%	65,106	6.1%	259,883	4.9%	261,259	6.5%
Purchased transportation	55,107	3.9%	32,759	3.0%	185,785	3.5%	97,947	2.4%
Miscellaneous expenses, net	8,626	0.6%	4,998	0.5%	26,249	0.5%	20,588	0.5%

Total operating expenses	1,037,867	73.6%	819,087	76.3%	3,864,726	73.5%	3,108,247	77.4%

Operating income	372,491	26.4%	254,302	23.7%	1,391,602	26.5%	906,882	22.6%

Non-operating expense (income):
Interest expense	384	0.0%	846	0.1%	1,727	0.0%	2,782	0.1%
Interest income	(126)	(0.0)%	(228)	(0.0)%	(786)	(0.0)%	(1,830)	(0.0)%
Other expense, net	457	0.0%	361	0.0%	2,238	0.1%	4,566	0.1%

Income before income taxes	371,776	26.4%	253,323	23.6%	1,388,423	26.4%	901,364	22.4%

Provision for income taxes	92,970	6.6%	63,491	5.9%	354,048	6.7%	228,682	5.6%

Net income	$278,806	19.8%	$189,832	17.7%	$1,034,375	19.7%	$672,682	16.8%

Earnings per share:
Basic	$2.43		$1.62		$8.94		$5.71
Diluted	2.41		1.61		8.89		5.68

Weighted average outstanding shares:
Basic	114,896		117,113		115,651		117,737
Diluted	115,681		117,887		116,410		118,493

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ODFL Reports Fourth-Quarter Financial Results

February 2, 2022

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2021	2020	% Chg.	2021	2020	% Chg.
Work days	61	62	(1.6)%	252	254	(0.8)%
Operating ratio	73.6%	76.3%		73.5%	77.4%
LTL intercity miles (1)	182,687	159,896	14.3%	707,611	617,805	14.5%
LTL tons (1)	2,563	2,279	12.5%	10,119	8,770	15.4%
LTL tonnage per day	42,020	36,758	14.3%	40,153	34,528	16.3%
LTL shipments (1)	3,256	2,816	15.6%	12,880	10,869	18.5%
LTL shipments per day	53,374	45,419	17.5%	51,111	42,791	19.4%
LTL revenue per intercity mile	$7.53	$6.59	14.3%	$7.32	$6.42	14.0%
LTL revenue per hundredweight	$26.82	$23.10	16.1%	$25.59	$22.62	13.1%
LTL revenue per hundredweight, excluding fuel surcharges	$22.67	$20.76	9.2%	$21.99	$20.21	8.8%
LTL revenue per shipment	$422.28	$374.08	12.9%	$402.01	$364.94	10.2%
LTL revenue per shipment, excluding fuel surcharges	$356.93	$336.04	6.2%	$345.54	$326.09	6.0%
LTL weight per shipment (lbs.)	1,575	1,619	(2.7)%	1,571	1,614	(2.7)%
Average length of haul (miles)	944	927	1.8%	935	925	1.1%
Average active full-time employees	23,610	19,630	20.3%	22,098	19,064	15.9%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2021	2020
Cash and cash equivalents	$462,564	$401,430
Short-term investments	254,433	330,274
Other current assets	666,790	511,635
Total current assets	1,383,787	1,243,339
Net property and equipment	3,215,686	2,914,031
Other assets	222,071	212,040
Total assets	$4,821,544	$4,369,410

Current liabilities	$464,234	$373,130
Long-term debt	99,947	99,931
Other non-current liabilities	577,556	570,061
Total liabilities	1,141,737	1,043,122
Equity	3,679,807	3,326,288
Total liabilities & equity	$4,821,544	$4,369,410

Note: The financial and operating statistics in this press release are unaudited.

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